Exhibit 99.1
Third Point Re Reports Third Quarter 2014 Earnings Results

Net Loss of $6.0 million, or $(0.06) Per Diluted Common Share
Combined ratio for the Property and Casualty segment improved to 101.7%
HAMILTON, Bermuda, November 6, 2014, Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE:TPRE) today announced results for its fiscal third quarter ended September 30, 2014.
Third Point Re reported a net loss of $6.0 million, or $(0.06) per diluted common share, for the third quarter of 2014, compared with net income of $46.6 million, or $0.51 per diluted common share, for the third quarter of 2013, a decrease of 112.9%. For the nine months ended September 30, 2014, Third Point Re reported net income of $65.1 million, or $0.61 per diluted common share, compared with $147.2 million, or $1.75 per diluted common share, for the nine months ended September 30, 2013, a decrease of 55.8%.
For the three months ended September 30, 2014, diluted book value per share decreased by $0.04 per share, or (0.3)%, to $13.68 per share from $13.72 per share as of June 30, 2014. For the nine months ended September 30, 2014, diluted book value per share increased by $0.56 per share, or 4.3%, to $13.68 per share from $13.12 per share as of December 31, 2013.
"While the overall result for the quarter is disappointing, I am pleased with the high volume of opportunities we are seeing and the continued improvement in our combined ratio”, commented John Berger, Chairman, Chief Executive Officer and Chief Underwriting Officer. "Our combined ratio dropped to 101.7% in the quarter from 107.9% in the prior year's third quarter as our earned premium grew and our general and administrative expense ratio continued to decline. The return on our investment portfolio managed by Third Point LLC was flat for the quarter, consistent with the performance of the broader markets.”
The following table shows certain key financial metrics for the three and nine months ended September 30, 2014 and 2013:

	For the three months ended		For the nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
	(In millions, except for per share data and ratios)
Gross premiums written	$126.4	$45.4	$359.5	$239.7
Net premiums earned	$108.9	$66.3	$261.0	$162.2
Net underwriting loss (1) (2)	$(1.8)	$(4.9)	$(9.0)	$(12.1)
Combined ratio (1) (2)	101.7%	107.9%	103.6%	107.7%

Net investment return on investments managed by Third Point LLC	(0.04)%	4.3%	5.5%	16.9%
Net investment income (3)	$1.6	$54.6	$92.1	$168.8
Net investment income (loss) on float (4)	$(0.1)	$7.1	$13.5	$15.1

Net income (loss)	$(6.0)	$46.6	$65.1	$147.2
Diluted earnings per share	$(0.06)	$0.51	$0.61	$1.75
Growth in diluted book value per share (4)	(0.3)%	2.3%	4.3%	13.4%
Return on beginning shareholders' equity (4)	(0.4)%	4.2%	4.7%	16.1%
Net investments managed by Third Point LLC (5)	$1,711.8	$1,559.4	$1,711.8	$1,559.4

(1)	Property and Casualty Reinsurance segment only.

(2)	Net underwriting loss and combined ratio are Non-GAAP financial measures. See the accompanying Segment Reporting for an explanation and calculation of net underwriting loss and combined ratio.

(3)	Prior to 2014, changes in estimated fair value of embedded derivatives were recorded in net investment income. As these embedded derivatives have become more prominent, the presentation has been modified and changes in the estimated fair value of embedded derivatives are now recorded in other expenses in the condensed consolidated statements of income (loss). As a result, investment expenses of $1.2 million and $2.7 million, that were previously reported in net investment income for the three and nine months ended September 30, 2013, respectively, are now being reported in other expenses to conform to the current year's presentation.

(4)	Net investment income on float, diluted book value per share and return on beginning shareholders' equity are non-GAAP financial measures. See the accompanying Reconciliation of Non-GAAP Measures for an explanation and calculation of net investment income on float, diluted book value per share and return on beginning shareholders' equity.

(5)	Prior year comparative represents amounts as of December 31, 2013.

Segment Highlights
Property and Casualty Reinsurance Segment
Gross premiums written increased by $81.2 million, or 185.8%, to $124.9 million for the three months ended September 30, 2014 from $43.7 million for the three months ended September 30, 2013. Gross premiums written increased by $116.3 million, or 50.3%, to $347.5 million for the nine months ended September 30, 2014 from $231.2 million for the nine months ended September 30, 2013. The increase was primarily due to new business written and a contract that was canceled and rewritten during the third quarter partially offset by business not renewed. Since Third Point Re is a developing company and focuses on large transactions, which in some cases will not renew, period over period comparisons may not be meaningful.
Net premiums earned for the three months ended September 30, 2014 increased $39.7 million, or 64.3%, to $101.5 million and increased $95.4 million, or 61.2%, to $251.3 million for the nine months ended September 30, 2014. The three and nine months ended September 30, 2014 reflects net premiums earned on a larger in-force underwriting portfolio compared to the three and nine months ended September 30, 2013.
The net underwriting loss from the Property and Casualty Reinsurance segment was $1.8 million and $9.0 million for the three and nine months ended September 30, 2014, respectively. These results compare to a net underwriting loss of $4.9 million and $12.1 million for the three and nine month periods ended September 30, 2013, respectively.
Catastrophe Risk Management
The Catastrophe Risk Management segment includes the combined results of Third Point Reinsurance Opportunities Fund Ltd. (the “Catastrophe Fund”), Third Point Reinsurance Investment Management Ltd., and Third Point Re Cat Ltd. (the “Catastrophe Reinsurer”). After attributing income to non-controlling interests, net income from the Catastrophe Risk Management segment was $3.6 million and $3.8 million for the three and nine months ended September 30, 2014, respectively, compared to net income of $2.7 million and $2.6 million for the three and nine months ended September 30, 2013, respectively. Net assets under management for the Catastrophe Fund were $117.9 million as of September 30, 2014 (December 31, 2013 - $104.0 million).
Investments
For the three months ended September 30, 2014, Third Point Re recorded net investment income of $1.6 million, compared to $54.6 million for the three months ended September 30, 2013. The return on investments managed by the Company’s investment manager, Third Point LLC, was (0.04)% for the three months ended September 30, 2014 compared to 4.3% for the three months ended September 30, 2013.
For the nine months ended September 30, 2014, Third Point Re recorded net investment income of $92.1 million, compared to $168.8 million for the nine months ended September 30, 2013. The return on investments managed by the Company’s investment manager, Third Point LLC, was 5.5% for the nine months ended September 30, 2014 compared to 16.9% for the nine months ended September 30, 2013.
The net investment results for the three months ended September 30, 2014 reflect modest gains in our equities and asset-backed securities offset by losses in corporate credit primarily from a single investment. Performance in the investment portfolio for the nine month period was driven primarily by positive returns in equities as well as both the corporate and structured credit portfolios.  Net investment income for nine months ended September 30, 2014 also benefited from higher average investments managed by Third Point LLC compared to the prior year periods due to the net proceeds generated by Third Point Re’s IPO and float contributed by its reinsurance operations and net investment income. We mark to market our entire investment portfolio managed by Third Point LLC and, therefore, our investment results can vary significantly from period to period.
Conference Call Details
The Company will hold a conference call to discuss its third quarter 2014 results at 8:30 a.m. Eastern Time on November 7, 2014. The call will be webcast live over the Internet from the Company’s website at www.thirdpointre.bm under “Investors”. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call is also available by dialing 1-855-327-6837 (domestic) or 1-631-982-4565 (international). Participants should ask for the Third Point Reinsurance Ltd. third quarter earnings conference call.

A replay of the live conference call will be available approximately three hours after the call. The replay will be available on the Company’s website or by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay passcode 11062014. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on November 14, 2014.

Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: (i) limited historical information about the Company; (ii) operational structure currently is being developed; (iii) fluctuation in results of operations; (iv) more established competitors; (v) losses exceeding reserves; (vi) downgrades or withdrawal of ratings by rating agencies; (vii) dependence on key executives; (viii) dependence on letter of credit facilities that may not be available on commercially acceptable terms; (ix) potential inability to pay dividends; (x) unavailability of capital in the future; (xi) dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting; (xii) suspension or revocation of reinsurance license; (xiii) potentially being deemed an investment company under United States federal securities law; (xiv) potential characterization of Third Point Re and/or Third Point Reinsurance Company Ltd. as a passive foreign investment company; (xv) dependence on Third Point LLC to implement the Company’s investment strategy; (xvi) termination by Third Point LLC of the investment management agreement; (xvii) risks associated with the Company’s investment strategy being greater than those faced by competitors; (xviii) increased regulation or scrutiny of alternative investment advisors affecting the Company’s reputation; (xix) potentially becoming subject to United States federal income taxation; (xx) potentially becoming subject to United States withholding and information reporting requirements under the FATCA provisions; and (xxi) other risks and factors listed under “Risk Factors” in our most recent Annual Report on Form 10-K and other periodic disclosures filed with the U.S. Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
In presenting Third Point Re’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including underwriting loss, combined ratio, net investment income on float, diluted book value per share and return on beginning shareholders’ equity are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

About the Company
The Company is a public company listed on the New York Stock Exchange which, through its wholly-owned subsidiary Third Point Reinsurance Company Ltd., writes property and casualty reinsurance business.  Third Point Reinsurance Company Ltd. was incorporated in October 2011 and commenced underwriting business on January 1, 2012 with an "A-"(Excellent) financial strength rating from A.M. Best Company, Inc.
Contact
Third Point Reinsurance Ltd.
Rob Bredahl
investorrelations@thirdpointre.bm
+1 441-542-3333

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
As of September 30, 2014 and December 31, 2013
(expressed in thousands of U.S. dollars, except per share and share amounts)

	September 30, 2014	December 31, 2013
Assets
Equity securities, trading, at fair value (cost - $875,503; 2013 - $824,723)	$956,604	$954,111
Debt securities, trading, at fair value (cost - $615,576; 2013 - $408,754)	660,677	441,424
Other investments, at fair value	97,765	65,329
Total investments in securities and commodities	1,715,046	1,460,864
Cash and cash equivalents	32,693	31,625
Restricted cash and cash equivalents	261,966	193,577
Due from brokers	182,927	98,386
Securities purchased under an agreement to sell	19,897	38,147
Derivative assets, at fair value	37,260	39,045
Interest and dividends receivable	5,032	2,615
Reinsurance balances receivable	269,747	191,763
Deferred acquisition costs, net	124,373	91,193
Unearned premiums ceded	91	—
Loss and loss adjustment expenses recoverable	1,412	9,277
Other assets	3,701	3,398
Total assets	$2,654,145	$2,159,890
Liabilities and shareholders' equity
Liabilities
Accounts payable and accrued expenses	$7,521	$9,456
Reinsurance balances payable	21,651	9,081
Deposit liabilities	142,990	120,946
Unearned premium reserves	363,666	265,187
Loss and loss adjustment expense reserves	187,313	134,331
Securities sold, not yet purchased, at fair value	45,667	56,056
Due to brokers	306,927	44,870
Derivative liabilities, at fair value	12,346	8,819
Performance fee payable to related party	21,837	—
Interest and dividends payable	589	748
Total liabilities	1,110,507	649,494
Commitments and contingent liabilities
Shareholders' equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (par value $0.10; authorized, 300,000,000; issued and outstanding, 104,031,456 (2013: 103,888,916))	10,403	10,389
Additional paid-in capital	1,063,254	1,055,690
Retained earnings	390,656	325,582
Shareholders’ equity attributable to shareholders	1,464,313	1,391,661
Non-controlling interests	79,325	118,735
Total shareholders' equity	1,543,638	1,510,396
Total liabilities and shareholders' equity	$2,654,145	$2,159,890

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(UNAUDITED)
For the three and nine months ended September 30, 2014 and 2013
(expressed in thousands of U.S. dollars, except per share and share amounts)

	For the three months ended		For the nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenues
Gross premiums written	$126,403	$45,425	$359,498	$239,660
Gross premiums ceded	(150)	—	(150)	(9,975)
Net premiums written	126,253	45,425	359,348	229,685
Change in net unearned premium reserves	(17,305)	20,904	(98,388)	(67,528)
Net premiums earned	108,948	66,329	260,960	162,157
Net investment income	1,552	54,617	92,072	168,804
Total revenues	110,500	120,946	353,032	330,961
Expenses
Loss and loss adjustment expenses incurred, net	60,115	39,349	150,783	103,679
Acquisition costs, net	38,317	21,117	93,331	49,111
General and administrative expenses	10,124	9,846	29,698	24,071
Other expenses	2,982	1,246	4,789	2,675
Total expenses	111,538	71,558	278,601	179,536
Income (loss) before income tax expense	(1,038)	49,388	74,431	151,425
Income tax expense	(1,542)	—	(3,917)	—
Income (loss) including non-controlling interests	(2,580)	49,388	70,514	151,425
Income (loss) attributable to non-controlling interests	(3,417)	(2,818)	(5,440)	(4,202)
Net income (loss)	$(5,997)	$46,570	$65,074	$147,223
Earnings (loss) per share
Basic	$(0.06)	$0.52	$0.63	$1.77
Diluted	$(0.06)	$0.51	$0.61	$1.75
Weighted average number of common shares used in the determination of earnings (loss) per share
Basic	103,295,920	89,620,394	103,275,204	82,630,430
Diluted	103,295,920	90,915,805	106,454,775	83,453,835

THIRD POINT REINSURANCE LTD.
SEGMENT REPORTING

	Three months ended September 30, 2014
	Property and Casualty Reinsurance (6)	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$124,931	$1,472	$—	$126,403
Gross premiums ceded	(150)	—	—	(150)
Net premiums written	124,781	1,472	—	126,253
Change in net unearned premium reserves	(23,294)	5,989	—	(17,305)
Net premiums earned	101,487	7,461	—	108,948
Expenses
Loss and loss adjustment expenses incurred, net	60,121	(6)	—	60,115
Acquisition costs, net	37,571	746	—	38,317
General and administrative expenses	5,556	648	3,920	10,124
Total expenses	103,248	1,388	3,920	108,556
Net underwriting loss	(1,761)	n/a	n/a	n/a
Net investment income (loss)	(137)	881	808	1,552
Other expenses	(2,982)	—	—	(2,982)
Income tax expense	—	—	(1,542)	(1,542)
Segment income (loss) including non-controlling interests	(4,880)	6,954	(4,654)	(2,580)
Segment income attributable to non-controlling interests	—	(3,325)	(92)	(3,417)
Segment income (loss)	$(4,880)	$3,629	$(4,746)	$(5,997)
Property and Casualty Reinsurance - Underwriting Ratios:
Loss ratio (1)	59.2%
Acquisition cost ratio (2)	37.0%
Composite ratio (3)	96.2%
General and administrative expense ratio (4)	5.5%
Combined ratio (5)	101.7%

	Nine months ended September 30, 2014
	Property and Casualty Reinsurance (6)	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$347,495	$12,003	$—	$359,498
Gross premiums ceded	(150)	—	—	(150)
Net premiums written	347,345	12,003	—	359,348
Change in net unearned premium reserves	(96,069)	(2,319)	—	(98,388)
Net premiums earned	251,276	9,684	—	260,960
Expenses
Loss and loss adjustment expenses incurred, net	150,789	(6)	—	150,783
Acquisition costs, net	92,477	854	—	93,331
General and administrative expenses	17,020	2,160	10,518	29,698
Total expenses	260,286	3,008	10,518	273,812
Net underwriting loss	(9,010)	n/a	n/a	n/a
Net investment income	13,458	943	77,671	92,072
Other expenses	(4,789)	—	—	(4,789)
Income tax expense	—	—	(3,917)	(3,917)
Segment income (loss) including non-controlling interests	(341)	7,619	63,236	70,514
Segment income attributable to non-controlling interests	—	(3,854)	(1,586)	(5,440)
Segment income (loss)	$(341)	$3,765	$61,650	$65,074
Property and Casualty Reinsurance - Underwriting Ratios:
Loss ratio (1)	60.0%
Acquisition cost ratio (2)	36.8%
Composite ratio (3)	96.8%
General and administrative expense ratio (4)	6.8%
Combined ratio (5)	103.6%

	Three months ended September 30, 2013
	Property and Casualty Reinsurance (6)	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$43,714	$1,711	$—	$45,425
Gross premiums ceded	—	—	—	—
Net premiums written	43,714	1,711	—	45,425
Change in net unearned premium reserves	18,051	2,853	—	20,904
Net premiums earned	61,765	4,564	—	66,329
Expenses
Loss and loss adjustment expenses incurred, net	39,349	—	—	39,349
Acquisition costs, net	20,541	576	—	21,117
General and administrative expenses	6,739	949	2,158	9,846
Total expenses	66,629	1,525	2,158	70,312
Net underwriting loss	(4,864)	n/a	n/a	n/a
Net investment income	7,072	2,089	45,456	54,617
Other expenses	(1,246)	—	—	(1,246)
Income tax expense	—	—	—	—
Segment income including non-controlling interests	962	5,128	43,298	49,388
Segment income attributable to non-controlling interests	—	(2,432)	(386)	(2,818)
Segment income	$962	$2,696	$42,912	$46,570
Property and Casualty Reinsurance - Underwriting ratios:
Loss ratio (1)	63.7%
Acquisition cost ratio (2)	33.3%
Composite ratio (3)	97.0%
General and administrative expense ratio (4)	10.9%
Combined ratio (5)	107.9%

	Nine months ended September 30, 2013
	Property and Casualty Reinsurance (6)	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$231,229	$8,431	$—	$239,660
Gross premiums ceded	(9,975)	—	—	(9,975)
Net premiums written	221,254	8,431	—	229,685
Change in net unearned premium reserves	(65,408)	(2,120)	—	(67,528)
Net premiums earned	155,846	6,311	—	162,157
Expenses
Loss and loss adjustment expenses incurred, net	103,291	388	—	103,679
Acquisition costs, net	48,353	758	—	49,111
General and administrative expenses	16,265	2,721	5,085	24,071
Total expenses	167,909	3,867	5,085	176,861
Net underwriting loss	(12,063)	n/a	n/a	n/a
Net investment income	15,128	3,210	150,466	168,804
Other expenses	(2,675)	—	—	(2,675)
Income tax expense	—	—	—	—
Segment income including non-controlling interests	390	5,654	145,381	151,425
Segment income attributable to non-controlling interests	—	(3,027)	(1,175)	(4,202)
Segment income	$390	$2,627	$144,206	$147,223
Property and Casualty Reinsurance - Underwriting ratios:
Loss ratio (1)	66.3%
Acquisition cost ratio (2)	31.0%
Composite ratio (3)	97.3%
General and administrative expense ratio (4)	10.4%
Combined ratio (5)	107.7%
(1)Loss ratio is calculated by dividing loss and loss adjustment expenses incurred, net by net premiums earned.
(2)Acquisition cost ratio is calculated by dividing acquisition costs, net by net premiums earned.

(3)	Composite ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net and acquisition costs, net by net premiums earned.

(4)	General and administrative expense ratio is calculated by dividing general and administrative expenses related to underwriting activities by net premiums earned.

(5)
Combined ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net, acquisition costs, net and general and administrative expenses related to underwriting activities by net premiums earned.

(6)
Effective January 1, 2014, the Company modified the presentation of its operating segments to allocate net investment income from float to the Property and Casualty Reinsurance segment. Prior period segment results have been adjusted to conform to this presentation.

THIRD POINT REINSURANCE LTD.
RECONCILIATION OF NON-GAAP MEASURES

	September 30, 2014	December 31, 2013
Basic and diluted book value per share numerator:	($ in thousands, except share and per share amounts)
Total shareholders' equity	$1,543,638	$1,510,396
Less: non-controlling interests	(79,325)	(118,735)
Shareholders' equity attributable to shareholders	1,464,313	1,391,661
Effect of dilutive warrants issued to founders and an advisor	46,512	46,512
Effect of dilutive stock options issued to directors and employees	65,473	101,274
Diluted book value per share numerator	$1,576,298	$1,539,447
Basic and diluted book value per share denominator:
Issued and outstanding shares	103,324,616	103,264,616
Effect of dilutive warrants issued to founders and an advisor	4,651,163	4,651,163
Effect of dilutive stock options issued to directors and employees	6,528,647	8,784,861
Effect of dilutive restricted shares issued to directors and employees	706,840	657,156
Diluted book value per share denominator	115,211,266	117,357,796

Basic book value per share	$14.17	$13.48
Diluted book value per share	$13.68	$13.12

	For the three months ended		For the nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
	($ in thousands)
Net investment income (loss) on float	$(138)	$7,072	$13,457	$15,128
Net investment income on capital	808	45,455	77,671	150,465
Net investment income on investments managed by TP LLC	670	52,527	91,128	165,593
Investment income on cash collateral held by the Catastrophe Reinsurer	27	28	84	44
Net gain on reinsurance contract derivatives written by the Catastrophe Reinsurer	780	2,062	780	3,167
Net gain on catastrophe bond held by the Catastrophe Reinsurer	75	—	80	—
	$1,552	$54,617	$92,072	$168,804

	For the three months ended		For the nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
	($ in thousands)
Net income (loss)	$(5,997)	$46,570	$65,074	$147,223

Shareholders' equity attributable to shareholders - beginning of period	1,467,229	972,665	1,391,661	868,544
Impact of weighting related to shareholders' equity from IPO	—	128,860	—	43,111
Adjusted shareholders' equity attributable to shareholders - beginning of period	1,467,229	1,101,525	1,391,661	911,655

Return on beginning shareholders' equity	(0.4)%	4.2%	4.7%	16.1%

Book Value per Share
Book value per share as used by our management is a non-GAAP measure, as it is calculated after deducting the impact of non-controlling interests. In addition, diluted book value per share is a non-GAAP measure and represents book value per share combined with the impact from dilution of all in-the-money share options issued, warrants and unvested restricted shares outstanding as of any period end. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows our management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure.
Net Investment Income on Float
Net investment income on float is an important aspect of our property and casualty reinsurance operation. In an insurance or reinsurance operation, float arises because premiums from reinsurance contracts and proceeds from deposit accounted contracts are collected before losses are paid. In some instances, the interval between receipts and payments can extend over many years. During this time interval, insurance and reinsurance companies invest the premiums received and generate investment returns. Although float can be calculated using numbers determined under U.S. GAAP, float is a non-GAAP financial measure and, therefore, there is no comparable U.S. GAAP measure.
Net Investment Return on Investments Managed by Third Point LLC
The net investment return on investments managed by Third Point LLC is the percentage change in value of a dollar invested over the reporting period on our investment assets managed by Third Point LLC, net of non-controlling interest. The stated return is net of withholding taxes, which are presented as a component of income tax expense in our condensed consolidated statements of income (loss). Net investment return is the key indicator by which we measure the performance of Third Point LLC, our investment manager.
Return on Beginning Shareholders' Equity
Return on beginning shareholders' equity as presented is a non-GAAP financial measure. Return on beginning shareholders' equity is calculated by dividing net income (loss) by the beginning shareholders' equity attributable to shareholders and is a commonly used calculation to measure profitability. For the three and nine months ended September 30, 2013, we have also adjusted the beginning shareholders' equity for the impact of the issuance of shares in our IPO on a weighted average basis. These adjustments lower the stated returns on beginning shareholders' equity.